UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 14, 2004

SBA Communications Corporation

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-30110	65-0716501
(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 995-7670

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement and

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 14, 2004, SBA Communications Corporation (“SBA”) completed an institutional private placement of $250.0 million aggregate principal amount of its 8 1/2% senior notes due 2012 (the “8 1/2% Notes”). On December 14, 2004, SBA entered into an Indenture (the “Indenture”) with U.S. Bank, N.A., as trustee (the “Trustee”) relating to the 8 1/2% Notes. The 8 1/2% Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

The 8 1/2% Notes mature on December 1, 2012 and bear interest at a rate of 8 1/2% per annum, which is payable semi-annually on June 1 and December 1 of each year, beginning June 1, 2005. The 8 1/2% Notes are senior unsecured obligations of SBA and will not be guaranteed by any of its subsidiaries. The 8 1/2% Notes are structurally subordinate to SBA’s 9¾ senior discount notes due 2011 and all other indebtedness incurred by its subsidiaries, including its senior credit facility. The terms of the Indenture, among other things, limit SBA’s ability to (i) make certain investments; (ii) incur or guarantee additional indebtedness or issue preferred stock; (iii) pay dividends or make other distributions on capital stock; (iv) redeem or repurchase capital stock; (v) create liens; (vi) allow dividend or other payment restrictions affecting subsidiaries; (vii) sell assets; (viii) merge or consolidate with other entities; (ix) enter into transactions with affiliates; (x) enter into sale and leaseback transactions; and (xi) engage in certain business activities. These covenants are subject to a number of exceptions.

SBA may redeem all or part of the 8 1/2% Notes before December 1, 2008 at a price equal to 100% of the principal amount plus an applicable make-whole premium and on or after December 1, 2008 at the applicable redemption price. Prior to December 1, 2007, SBA may redeem up to 35% of the 8 1/2% Notes from the proceeds of certain sales of its equity securities. The make-whole premium and redemption prices are specified in the Indenture. In addition, if SBA undergoes a change of control, SBA may be required to make an offer to purchase each holder’s 8 1/2% Notes at a price equal to 101% of the principal amount of the 8 1/2% Notes, plus accrued and unpaid interest (including additional interest, if any), up to but not including the repurchase date.

The Indenture provides that each of the following is an event of default (“Event of Default”): (i) default for 30 days in payment of any interest or additional interest due with respect to the 8 1/2% Notes; (ii) default in payment of principal or premium, if any, on the 8 1/2% Notes; (iii) failure by the Company or any of its subsidiaries to comply with certain covenants (in the case of certain covenants, for 30 days or 60 days after receiving notice); (iv) a payment default or default causing acceleration under any mortgage, indenture or instrument relating to indebtedness for money borrowed or guaranteed by SBA or any of its Significant Subsidiaries (as defined in the Indenture) that in aggregate exceed $10.0 million; (v) failure by SBA or any of its Significant Subsidiaries to pay final judgments against any of them that are not covered by adequate insurance that in aggregate exceed $10.0 million; and (vi) certain events of bankruptcy or insolvency with respect to SBA or any of its Significant Subsidiaries. If any Event of Default arising under clause (vi) above occurs, the principal amount and premium, if any, and accrued and unpaid interest on all the outstanding 8 1/2% Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding 8 1/2% Notes may declare the principal amount and premium, if any, and accrued and unpaid interest on all the outstanding 8 1/2% Notes to be due and payable immediately.

On December 14, 2004, in connection with the issuance of the 8 1/2% Notes, SBA entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Lehman Brothers and Deutsche Bank Securities (as representatives of the Purchasers named therein). Pursuant to the terms of the Registration Rights Agreement, SBA agreed to file a registration statement with respect to an offer to exchange the 8 1/2% Notes for a new issue of identical exchange notes registered under the Securities Act on or prior to 120 days December 14, 2004. SBA also agreed to use its reasonable best efforts to cause the registration statement to be declared effective on or prior to 210 days after December 14, 2004. If SBA fails to satisfy certain filing and other obligations with respect to the exchange (each such failure a “Registration Default”), SBA will be obligated to pay additional interest on the 8 1/2% Notes.

On December 14, 2004, the amendments contained in a supplemental indenture dated as of December 2, 2004 (the “Supplemental Indenture”) among SBA and the Trustee, to the indenture, dated as of February 2, 2001 (the “Indenture”), among SBA and the Trustee, under which SBA’s 10 1/4 Senior Notes Due 2009 (the “10 1/4 Notes”) were issued, became operative. The Supplemental Indenture was entered into in connection with SBA’s previously announced tender offer and consent solicitation (collectively, the “Tender Offer”) for all of the outstanding 10 1/4 Notes. The Supplemental Indenture amends the Indenture by eliminating substantially all of the restrictive covenants, the merger and consolidation covenant and certain events of default.

The description above is qualified in its entirety by the Indenture, the Registration Rights Agreement and the Supplemental Indenture.

Item 8.01 Other Events.

On November 29, 2004, SBA issued a press release announcing the offering of the 8 1/2% Notes, a copy of which is filed herewith as Exhibit 99.1.

On December 2, 2004, SBA issued a press release announcing the pricing of the 8 1/2% Notes, a copy of which is filed herewith as Exhibit 99.2.

On December 15, 2004, the Company issued a press release announcing the expiration of the Tender Offer, a copy of which is filed herewith as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release issued by SBA on November 29, 2004.

99.2	Press release issued by SBA on December 2, 2004.

99.3	Press release issued by SBA on December 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 20, 2004	SBA COMMUNICATIONS CORPORATION

/s/ Anthony J. Macaione
Anthony J. Macaione
Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release issued by SBA on November 29, 2004.

99.2	Press release issued by SBA on December 2, 2004.

99.3	Press release issued by SBA on December 15, 2004.